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                      FOURTH AMENDMENT TO LEASE AGREEMENT

EXHIBIT 10.39

     THIS FOURTH AMENDMENT TO LEASE AGREEMENT, is made and entered into as of this 30th day of June, 1998, and is effective as of July 1, 1998 ("Effective Date"), by and between 1155 BREWERY PARK LIMITED PARTNERSHIP, a Michigan limited partnership, as landlord, and UNITED AMERICAN HEALTHCARE CORPORATION, a Michigan corporation, as Tenant.


                                 WITNESSETH:


     WHEREAS, on July 24, 1991, Landlord and Tenant did make and enter into a certain Lease Agreement covering premises located in the building commonly known as "1155 Brewery Park Boulevard" situated in the City of Detroit, Wayne County, Michigan, and which premises are more particularly described in the Lease as the original premises of approximately 54,168 rentable square feet; and

     WHEREAS, on April 15, 1993, Landlord and Tenant did make and enter into a certain First Amendment to Lease Agreement ("First Amendment") amending certain terms of the Lease Agreement to include a reduction of the expansion space option; and

     WHEREAS, on December 8, 1993, Landlord and Tenant did make and enter into a certain Second Amendment to Lease Agreement ("Second Amendment") for the purpose of incorporating Suite 350 (approximately 3,591 rentable square feet) as expansion premises; thereby increasing the square footage (original premises and expansion premises) to approximately 57,759 rentable square feet; and

     WHEREAS, on July 1, 1995, Landlord and Tenant did make and enter into a certain Third Amendment to Lease Agreement ("Third Amendment") for the purpose of incorporating Suites 333, 343 and 353 (approximately 5,826 rentable square feet) as expansion premises; thereby increasing the square footage (original premises and expansion premises) to 63,585 rentable square feet (which Third Amendment, together with the First Amendment, Second Amendment and the Lease, is herein collectively referred to as the "Lease"); and

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto do hereby mutually agree as follows:

     1. From and after the Effective Date of this Agreement, the provisions of subparagraph B of Paragraph 1 of the Lease, shall be amended to provide that the following space shall be deleted from the Premises ("Deleted Premises") and the Premises shall thereafter consist of approximately 54,168 rentable square feet:

                    (a)  Suite No. 333 located on
                         the third (3rd) floor containing approximately 2,130 rentable square feet.

                    (b)  Suite No. 343 located on
                         the third (3rd) floor containing approximately 1,329 rentable square feet.

                    (c)  Suite No. 350 located on
                         the third (3rd) floor containing approximately 3,591 rentable square feet.

                    (d)  Suite No. 353 located on
                         the third (3rd) floor containing approximately 2,367 rentable square feet.

Rentable square footage for the above shall be determined in accordance with the provisions of Paragraph 34 of the Lease. The Premises, giving effect to the Deleted Premises, shall be referred to as the "Premises" and is shown on Exhibit A attached.

     2. From and after the Effective Date, Tenant hereby remises, releases, quitclaims, and surrenders to Landlord, its successors and assigns forever, all rights of Tenant in and to the Deleted Premises, however acquired, together with all of its right and interest (and title, if any)



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in and to any and all improvements therein contained, and all of the estate and rights of Tenant in and to the Deleted Premises.

     3. Tenant, for itself and its successors and assigns, subject to the warranties herein made by Landlord, hereby forever releases and discharges Landlord from any and all obligations and liabilities under the Lease with respect to the Deleted Premises and from and all claims, demands, or causes of action whatsoever against Landlord, its successors and assigns, arising from and after the Effective Date out of the surrender of the Deleted Premises.

     4. Landlord, for itself and its successors and assigns, subject to the warranties herein made by Tenant, hereby forever releases and discharges Tenant from any and all obligations and liabilities under the Lease with respect to the Deleted Premises and from any and all claims, demands, or causes of action whatsoever against Tenant, its successors and assigns, arising from and after the Effective Date out of the surrender of the Deleted Premises.

     5. From and after the Effective Date, the Base Rent for the Premises shall be reduced by $3.20 per rentable square foot for a period of twelve (12) months ending May 31, 1999. The parties acknowledge that such rental reduction shall amount to $173,241 for the twelve month period. As of May 31, 1999, Landlord shall determine, in its discretion, and based upon publicly disclosed financial statements of Tenant, whether the rental reduction shall continue, and if so, the additional period of time for such reduction.

     6. In consideration of the rental reduction, Tenant agrees, subject to the approval of Tenant's Board of Directors, to issue to Landlord and register in the name of Landlord 22,500 shares of the Common Stock of Tenant ("Shares").
In connection with the acquisition of the Shares, Landlord represents and warrants the following to Tenant:

             (a) Accredited Investor. Landlord is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Landlord is a Michigan limited partnership, and the information checked below is correct and complete:

                  (i)   X    Landlord's net worth is in excess of $5,000,000.
                       ---

                  (ii)  X    Landlord's income was in excess of $1,000,000 for
                       ---   each of 1996 and 1997 and is reasonably expected
                             to be so for 1998.

             (b) Sophistication. Landlord has substantial prior investment experience, including investments in non-listed and non-registered securities, and either (I) Landlord has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the potential purchase of the Shares, or (ii) Landlord has employed the services of an independent investment advisor, attorney or accountant who qualifies as a "purchaser representative", as such term is defined in Rule 501 promulgated under the Securities Act, to evaluate the merits and risks of such an investment on its behalf.

             (c) Economic Risk. Landlord acknowledges and recognizes that an investment in the Shares involves a high degree of risk in that, although other Common Stock of Tenant is publicly traded on the New York Stock Exchange ("NYSE"), the Shares have not been registered with the U.S. Securities and Exchange Commission nor listed with NYSE and, consequently, (i) Landlord may not be able to liquidate the investment, (ii) transferability is extremely limited, (iii) there is currently no market for the Shares, nor is a market likely to develop, and (iv) Landlord could sustain the loss of the entire investment. The total purchase price of the Shares that Landlord might purchase would represent less than 10% of Landlord's net worth. Landlord is able to bear the economic risk it would assume by buying the Shares.

             (d) Investment Intent; Resale. Landlord would purchase the Shares for investment, for Landlord's own account, and not with a view to, or for sale in connection with, any distribution of the Shares. Landlord acknowledges and recognizes that the Shares would not be registered under the Securities Act, the Michigan Uniform Securities Act or the


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                  securities statutes of any other state or jurisdiction,
                  that there is no present intention of so registering the Shares or any right of Landlord to cause them to be registered, that the Shares cannot be resold (and Landlord covenants that it will not resell them) unless they are subsequently registered under applicable Federal and state securities laws or unless exemptions from all such applicable registration requirements (including, without limitation, after a one-year holding period as provided in SEC Rule 144) are available, and, consequently, Landlord would have to bear the economic risk of the investment during such restricted time. Tenant agrees that, upon notification from Landlord of its intent to sell the Shares after the one-year holding period, Tenant shall take such necessary action, at Tenant's expense, to cause the Shares to be listed with the NYSE. Landlord acknowledges and recognizes that the certificates evidencing any of the Shares purchased by Landlord will be legended to indicate the foregoing restrictions.

     7. As provided in subparagraph D of Paragraph 1 of the Lease, the Base Rent to be paid by Tenant during the balance of the Lease Term, will be in accordance with the Lease Rate Schedule. Such Lease Rate Schedule shall be applicable to the Premises (excluding the Deleted Premises):



                             LEASE RATE SCHEDULE


                                 PERIOD           RATE
                                 ------           ----
                           6/01/98 - 5/31/99      $10.06

                           6/01/99 - 5/10/00       13.26

                           5/11/00 - 5/10/02       13.78

                           5/11/02 - 5/10/05       15.69


     8. From and after the Effective Date, Tenant shall relinquish fifteen percent (15%) of its parking spaces under the Lease for the balance of the Lease Term, and the rent for the parking spaces shall be reduced by fifteen percent (15%) from the level provided under the Lease as of the Effective Date. The parties acknowledge that the reduction in parking space rental shall amount to $19,440 for the twelve month period ending May 31, 1999.

     9. The parties acknowledge that the reductions in payments due from Tenant under the Lease for the twelve month period commencing on the Effective Date and ending May 31, 1999 shall be:




          (a)  Base Rent for Deleted Premises             $207,362

          (b)  Base Rent reduction for remaining Premises  173,241

          (c)  Parking rent reduction                      19, 440
                                                          --------
                                                          $400,043

     10. Landlord hereby warrants to Tenant that it is the owner of the Premises and of the lessor's interest in the Lease, with full power and authority to amend and modify the Lease.

     11. Except as expressly amended herein, all other terms and conditions of the Lease shall remain in full force and expect and are hereby ratified and confirmed by the parties hereto.

     12. This Agreement is executed in duplicate, either counterpart of which is to be considered an original.

     13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors assigns.

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     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.



    WITNESSES:                        1155 BREWERY PARK LIMITED PARTNERSHIP
                                      a Michigan limited partnership

                                      By its General Partner:

                                      BREWERY PARK ASSOCIATES
                                      LIMITED PARTNERSHIP,
                                      a Michigan limited partnership


                                      By one of its General Partners:
                                      AMK ASSOCIATES LIMITED PARTNERSHIP,
                                      a Michigan limited partnership


    ---------------------------       By:
                                         ---------------------------------
                                         Alan M. Kiriluk, General Partner


                                      "LANDLORD"


                                      UNITED AMERICAN HEALTHCARE CORPORATION,
                                      a Michigan corporation




    ---------------------------       By:
                                         ---------------------------------



                                      Its:
                                          --------------------------------


                                      "TENANT"